                        VERTEX COMMUNICATIONS CORPORATION

                                   EXHIBIT 21
                                       TO
                           ANNUAL REPORT ON FORM 10-K
                     For Fiscal Year ended September 30,1999

               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                             AS OF OCTOBER 31, 1999

                                                                      EXHIBIT 21



               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                             AS OF OCTOBER 31, 1999





Vertex Communications Foreign Sales Corporation
100% - Owned Subsidiary
Incorporated in the United States Virgin Islands



Vertex Microwave Products, Inc. (formerly Gamma-f Corp.)
100% - Owned Subsidiary
Incorporated in the State of Nevada



Vertex Antennentechnik GmbH
100% - Owned Subsidiary
Incorporated in the Federal Republic of Germany



Vertex International, Ltd.
100% - Owned Subsidiary
Incorporated in England



Vertex Antenna Systems, LLC (formerly a division of TIW Systems, Inc.) 100% - Owned Subsidiary
Incorporated in the State of Nevada



Vertex Electronic Products, Inc. (formerly Maxtech, Inc.)
100% - Owned Subsidiary
Incorporated in the State of Pennsylvania



Vertex Satcom Systems, Inc. (formerly TIW Systems, Inc.)
100% - Owned Subsidiary
Incorporated in the State of Nevada